UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 7, 2015

Parkview Capital Credit, Inc.

(Exact Name of Registrant as Specified in Its Charter)

Maryland	000-55411	47-2441958
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

Two Post Oak Center

1980 Post Oak Boulevard, 15th Floor

Houston, Texas 77056

(Address of principal executive offices)

(713) 622-5000

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐     Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐      Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐      Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐      Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement.

On December 1, 2015, Parkview Capital Credit, Inc. (the “Company”) and Millennium Trust Company, LLC (the “Custodian”) entered into a Custody Agreement effective as of December 1, 2015 (the “Custody Agreement”), pursuant to which the Custodian was appointed the Company’s custodian to hold securities, loans, cash, and other assets on behalf of the Company. Either party may terminate the Custody Agreement at any time upon ninety (90) days’ prior written notice. A copy of the Custody Agreement is filed as Exhibit 10.1 to this Form 8-K and incorporated by reference herein.

Item 3.02	Unregistered Sales of Equity Securities

On December 3, 2015 the Company accepted a subscription for $13,000,000 in shares of its common stock, par value $0.01 per share (the “Common Stock”). The sale of the Common Stock is being made pursuant to a subscription agreement entered into by the Company and 1199J New Jersey Health Care Employers Pension Fund. No underwriting discounts or commissions have been or will be paid in connection with the sale of such Common Stock. The issuance of the Common Stock is exempt from the registration requirements from the Securities Act of 1933, as amended, pursuant to Section 4(a)(2) and Rule 506(b) of Regulation D thereof. The Company has not engaged in general solicitation or advertising with regard to the issuance and sale of the Common Stock and has not offered securities to the public in connection with such issuance and sale.

Item 9.01	Exhibits.

Exhibit 10.1	Custody Agreement, dated as of December 1, 2015, between Parkview Capital Credit, Inc. and Millennium Trust Company, LLC as the custodian.

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SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PARKVIEW CAPITAL CREDIT, INC.

Dated: December 7, 2015	By:	/s/ Keith W. Smith
	Name:	Keith W. Smith
	Title:	President and Chief Executive Officer

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